Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

ARAMARK Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-53163-99, 333-75870, 333-89118, 333-89120, 333-89122, 333-89124, 333-89126, 333-103517, 333-115950, 333-124927, 333-124929, and 333-127513) on Form S-8 and the registration statement (No. 333-85050) on Form S-3 of ARAMARK Corporation and subsidiaries of our reports dated December 5, 2005, with respect to the consolidated balance sheets of ARAMARK Corporation and subsidiaries as of October 1, 2004 and September 30, 2005, and the related consolidated statements of income, cash flows, and shareholders’ equity for each of the years in the three-year period ended September 30, 2005, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005, annual report on Form 10-K of ARAMARK Corporation.

Philadelphia, Pennsylvania

December 5, 2005